UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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BRIDGEWAY FUNDS, INC.
Omni Tax-Managed Small-Cap Value Fund

20 Greenway Plaza, Suite 450
Houston, Texas 77046

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

February 15, 2023 has been adjourned until March 3, 2023

1:00 p.m. Central Time

To the Shareholders of the Omni Tax-Managed Small-Cap Value Fund:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of the Omni Tax-Managed Small-Cap Value Fund (the “Omni Fund”), a series of Bridgeway Funds, Inc. (“Bridgeway Funds”), has been adjourned to 1:00 p.m. Central time on Friday, March 3, 2023, at 20 Greenway Plaza, Suite 450, Houston, Texas 77046.

The Special Meeting is being held to consider an Agreement and Plan of Reorganization (the “Plan”) between Bridgeway Funds, on behalf of the Omni Fund and the EA Series Trust, on behalf of the EA Bridgeway Omni Small-Cap Value ETF (the “Omni ETF”), a newly created series of the EA Series Trust. The Plan provides for (i) the acquisition of the assets and assumption of the liabilities of the Omni Fund by the Omni ETF in exchange solely for shares of the Omni ETF, (ii) the pro rata distribution of such shares to the shareholders of the Omni Fund, and (iii) the complete liquidation and dissolution of the Omni Fund.

Those present and the appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Shareholders of record of the Omni Fund as of the close of business on October 31, 2022, are entitled to vote at the Special Meeting or any adjournments or postponements thereof.

The chair of the Special Meeting has the authority to adjourn the Special Meeting to another time or place for any reason whatsoever, including to allow time for further solicitation of proxies in the event that a quorum is not present at the Special Meeting or in the event that a quorum is present but sufficient votes have not been received to approve the Plan.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on Friday, March 3, 2023, or any adjournment or postponement thereof.  This Notice and the Combined Proxy Statement and Prospectus are available on the internet at https://bridgewayfunds.com/smallcapproxyvote/. On this website, you will be able to access the Notice, the Combined Proxy Statement and Prospectus, any accompanying materials, and any amendments or supplements to the foregoing material that are required to be furnished to shareholders.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

By order of the Board of Directors,

Debbie L. Hanna, Secretary

February 15, 2023